SCHEDULE 14A

                               (RULE 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14(A) INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO. _________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                                 GPU, INC.
                                 ---------
              (Name of Registrant as Specified in Its Charter)

          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A
     (2)  Form, Schedule or Registration Statement No.: N/A
     (3)  Filing Party: N/A
     (4)  Date Filed: N/A

IMPORTANT LEGAL INFORMATION UNDER
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This newsletter contains forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of FirstEnergy Corp. and GPU, Inc. are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties set forth in FirstEnergy's and GPU's filings with the SEC, including risks and uncertainties relating to: failure to obtain expected synergies from the merger, delays in obtaining or adverse conditions contained in any required regulatory approvals, changes in laws or regulations, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy market prices, availability and pricing of fuel and other energy commodities, legislative and regulatory changes (including revised environmental and safety requirements), availability and cost of capital and other similar factors. Readers are referred to FirstEnergy's and GPU's most recent reports filed with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed merger, FirstEnergy Corp. and GPU, Inc. will file a joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by FirstEnergy and GPU with the SEC at the SEC's Web site at http://www.sec.gov. Free copies of the joint proxy statement/prospectus, once available, and each company's other filings with the SEC may also be obtained from the respective companies. Free copies of FirstEnergy's filings may be obtained by directing a request to FirstEnergy Corp., Investor Services, 76 S. Main St., Akron, Ohio 44308-1890, Telephone:
1-800-736-3402. Free copies of GPU filings may be obtained by directing a request to GPU, Inc., 310 Madison Avenue, Morristown, N.J. 07962,
Telephone: 1-973-401-8204.

GPU, its directors (Theodore H. Black, Fred D. Hafer (Chairman; CEO and President), Thomas B. Hagen, Robert Pokelwaldt, John M. Pietruski, Catherine A. Rein, Bryan S. Townsend, Carlisle A.H. Trost, Kenneth L. Wolfe and Patricia K. Woolf), certain executive officers (Ira H. Jolles (Senior Vice President and General Counsel), Bruce L. Levy (Senior Vice President and CFO) and Carole B. Snyder (Executive Vice President Corporate Affairs)) and certain other employees (Jeff Dennard (Director of Corporate Communications), Joanne Barbieri (Manager of Investor Relations) and Ned Raynolds (Manager of Financial Communications)) may be deemed under rules of the SEC to be "participants in the solicitation" of proxies from the security holders of GPU in favor of the merger. GPU's directors, and executive officers beneficially own, in the aggregate, less than 1% of the outstanding shares of GPU common stock. Security holders of GPU may obtain additional information regarding the interests of "participants in the solicitation" by reading the joint proxy statement/prospectus relating to the merger when it becomes available.

A YEAR OF EXAMINATION LIES AHEAD

by Ray E. Dotter

     Utility company mergers receive extensive scrutiny. The approval process requires go-aheads from shareholders and from various state and federal agencies.

     GPU, Inc. and FirstEnergy Corp. have said their merger will require approval from the Securities and Exchange Commission, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, Federal
Communications Commission, the regulatory commissions in the states of New Jersey and Pennsylvania, and anti-trust clearance under the federal Hart-Scott-Rodino Act.

     Although the FirstEnergy-GPU merger is expected to be completed within 12 months, completion could be delayed if all those regulatory approvals take longer to obtain.

     Obviously, no merger can proceed if the owners don't agree to it, and shareholders own a company.

     To explain the merger agreement to shareholders, GPU and FirstEnergy will prepare a document called a proxy statement. It will be mailed to shareholders in about two months. About one month later, GPU will hold a special meeting of its shareholders to vote on the proposed merger.

     While all that is happening, the two companies will be preparing and making filings with the regulatory agencies.

     The New Jersey Board of Public Utilities and the Pennsylvania Public Utility Commission looks out for the interests of customers in the two states. The agencies examine utility mergers to be sure, among other things, that they do not hurt service to customers.

     The U.S. Securities and Exchange Commission (SEC) examines utility mergers under the Public Utility Holding Company Act. The SEC must determine that merging utilities would be physically interconnected, can be operated economically as a single system, would operate in a single region and would not be too large to be regulated, managed and operated effectively. The SEC also looks at factors such as the amount paid for the merger and whether an overly complicated financial structure is involved.

     The Federal Energy Regulatory Commission (FERC) reviews a merger of a utility under its jurisdiction to be sure the merger is consistent with the public interest in terms of competition, wholesale rates and regulation. FERC regulates GPU's electric transmission and wholesale electric power rates.

     The U.S. Nuclear Regulatory Commission examines any transfer of control of a licensed nuclear generating facility. The Federal
Communications Commission reviews mergers involving telecommunications assets.

     The Hart-Scott-Rodino Act provides for anti-trust reviews of mergers. Under the law, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission examines mergers to ensure that they are in accordance with federal antitrust laws.

MERGER QUESTIONS AND ANSWERS

     Here are some general questions about the merger and its process. Additional questions and answers will appear in future editions of Connect! as well as the Intranet and the Update Transition newsletter.

POSSIBLE MERGER BREAKDOWN

o    IF WE DON'T GO THROUGH WITH THE MERGER, WHAT WILL HAPPEN TO GPU?

o    WHAT ARE THE ODDS THE DEAL WITH FIRSTENERGY COULD FALL THROUGH?

     Although we expect the merger to be completed within 12 months, there is always the possibility that the merger may not go through, due to a failure to gain shareholder and regulatory approval, or other unforeseen circumstances. If this is the case, GPU will continue as an independent company while we explore other opportunities for combination and strive to improve our services and every aspect of our businesses.

MERGER OR ACQUISITION

o    WE CALL IT A MERGER, WHY DOES THE MEDIA CALL IT AN ACQUISITION?

o    IS THIS A MERGER, OR IS IT REALLY THE FACT WE WERE PURCHASED?

o    WAS THIS A HOSTILE TAKEOVER OR JUST A MERGER?

o IS THIS TRULY A MERGER AND WILL WE BE TREATED AS A PARTNER IN THE TRANSITION PROCESS?

     This deal is not a simple transaction. You have probably heard it alternately described as a merger or an acquisition. In reality, the deal falls between these two. The transaction looks like a merger because it is a combination of companies where GPU has had significant input into the terms of the transaction. A number of GPU people will be involved in creating what the new organization will look like going forward. On the other hand, it looks like an acquisition because FirstEnergy is larger and is paying our shareholders a premium. As Fred D. Hafer mentioned in his State of the Company Broadcast remarks, "Perhaps the best and most accurate way to characterize the deal is that we are operating in a spirit of partnership."

BEFORE THE MERGER

o WAS FIRSTENERGY INFORMED AT THE SAME TIME WITH THE SAME INFORMATION AS WE WERE THE MORNING OF THE ANNOUNCEMENT?

     FirstEnergy employees were informed at the same time as GPU employees of the merger and received the same information about the deal.

o    WHEN WAS UNION MANAGEMENT NOTIFIED OF THE PENDING MERGER?

o    WAS THE UNION INVOLVED IN MERGER DISCUSSIONS/NEGOTIATIONS FROM THE
     BEGINNING?

     Union management was informed of the merger when the timing was appropriate - after the GPU Board of Directors approved the merger agreement. They were not involved in the merger discussions with FirstEnergy.

o HOW LONG HAS GPU BEEN IN TALKS WITH FIRSTENERGY? (THIS OBVIOUSLY DID NOT HAPPEN IN JUST A FEW DAYS.)

     The first discussions with FirstEnergy, between Hafer and Pete Burg, began in early spring. Once solid interest was established, it took the normal amount of time for merger talks. Due to legal and regulatory rules, GPU was prohibited from sharing the nature of these discussions with employees until the announcement date.

o WAS MIKE CHESSER IN ON THE NEGOTIATIONS WITH FIRSTENERGY? WAS HE BROUGHT IN SOLELY FOR THIS MERGER?

     Mike Chesser was brought into negotiations with FirstEnergy when it became necessary that he be involved in the process. Chesser was not brought in solely for the merger, but rather because we believe he is the right person to lead GPU Energy.

o    DID CHESSER KNOW THIS MOVE WAS TAKING PLACE WHEN HE CAME ON BOARD?

     Chesser did not know that any specific merger would be taking place when he came on board in April. However, he was aware that consolidation in the industry was happening and that it was quite possible at GPU.